UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2017
BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 9, 2017, the Board of Directors (the “Board”) of BorgWarner Inc. (the “Company”) adopted amendments to the amended and restated by-laws of the Company (“the By-Laws”), which became effective immediately upon their adoption by the Board (the “Amendments”).

The Amendments to the By-Laws modify (consistent with Section 141(k) of the General Corporation Law of the State of Delaware (the “DGCL”)) a provision in Article II, Section 8 of the By-Laws that previously specified that directors may be removed “only for cause” to provide that directors may be removed with or without cause.

The foregoing description of the changes to the By-Laws is qualified in its entirety by reference to the text of the By-Laws, as amended by the Amendments, which amendments are being filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

In connection with the approval of the amendments to Article II, Section 8 of the By-Laws, the Board also resolved to recommend that, at the Company’s 2018 annual meeting of stockholders, the Company’s stockholders adopt a corresponding amendment to Article V, Section 4 of the Company’s Restated Certificate of Incorporation to provide that a director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding voting stock of the Company, voting together as a single class. The Board further resolved that, until such time as such corresponding amendments are made, the Company will comply with the By-Laws, as amended, and not attempt to enforce the “only for cause” removal provision of Article V, Section 4 of the Restated Certificate of Incorporation.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits. The following exhibits are being filed as part of this Report.

Exhibit Number            Description

3.1    Amendments dated June 9, 2017 to the Amended and Restated By-Laws of BorgWarner Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

Date: June 14, 2017	By:	/s/ John J. Gasparovic
	Name:	John J. Gasparovic
	Its:	Secretary

EXHIBIT INDEX

Exhibit Number            Description

3.1    Amendments dated June 9, 2017 to the Amended and Restated By-Laws of BorgWarner Inc.